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                                                                Exhibit 99(g)(3)

                                SECOND AMENDMENT

     AMENDMENT AGREEMENT, effective as of May 1, 2002, by and between Boston Advisors Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

     WHEREAS the Fund and Investors Bank entered into a Custodian Agreement dated June 1, 2000 (the "Custodian Agreement"), as amended from time to time, and

     WHEREAS, the Fund and Investors Bank desire to amend the Custodian Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Amendments.
     ----------

     (b) Section 1 of the Custodian Agreement is hereby amended by deleting such Section 1 in its entirety and inserting in lieu thereof the following:

     "Bank Appointed as Custodian. The Fund hereby appoints the Bank as
      ---------------------------
     custodian of the Fund's portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Fund agrees to pay to the Bank fees as may be agreed to from time to time in writing between the parties."

     (c) Section 13 of the Custodian Agreement is hereby amended by deleting such Section 13 in its entirety and by inserting in lieu thereof, the following:

     "Additional Services. The Bank shall perform the additional services for
      -------------------
     the Fund as are set forth on Appendix C hereto. Appendix C may be amended
                                  ----------         ----------
     from time to time upon agreement of the parties to include further additional services to be provided by the Bank to the Fund.

     (d)  Appendix A to the Custodian Agreement -- "Portfolios" -- is hereby
          ----------
amended by deleting such Appendix A in its entirety and inserting in lieu
                         ----------
thereof Appendix A in the form attached hereto as Exhibit I.
        ----------

     (e)  Appendix B to the Agreement is deleted in its entirety and reserved.
          ----------

2.   Miscellaneous.
     -------------

     (a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.


                                        INVESTORS BANK & TRUST COMPANY


                                        By:  ________________________________

                                        Name:  _____________________________

                                        Title:  ______________________________


                                        BOSTON ADVISORS TRUST


                                        By:  ________________________________

                                        Name:  _____________________________

                                        Title:  ______________________________

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                                   Appendix A


                               Series of the Trust


                       Boston Advisors Cash Reserves Fund
                Boston Advisors U.S. Government Money Market Fund
                   Boston Advisors Tax Free Money Market Fund
              Boston Advisors New York Municipal Money Market Fund